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Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-101232 of EPIQ Systems, Inc. on Form S-3 of our report dated February 25, 2000, referenced in the Annual Report on Form 10-K of EPIQ Systems, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ BKD, LLP

Kansas City, Missouri
December 27, 2002

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  Exhibit 23.4